Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, DaimlerChrysler Debenture-Backed Series 2003-15
*CUSIP:        21988K206   Class   A-1
               21988KAA5   Class   A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending February 1, 2006.

INTEREST ACCOUNT
----------------

Balance as of  August 1, 2005.....                                        $0.00
         Scheduled Income received on securities.....             $2,231,125.50
         Unscheduled Income received on securities.....                   $0.00

LESS:
         Distribution to Class A-1 Holders.....                  -$2,178,407.50
         Distribution to Class A-2 Holders.....                     -$52,718.00
         Distribution to Depositor.....                                  -$0.00
         Distribution to Trustee.....                                    -$0.00
Balance as of  February 1, 2006.....                                      $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of  August 1, 2005.....                                        $0.00
         Scheduled principal payment received on securities.....          $0.00

LESS:
         Distribution to Holders.....                                    -$0.00
Balance as of  February 1, 2006.....                                      $0.00


            UNDERLYING SECURITIES HELD AS OF   February 1, 2006

           Principal
            Amount                     Title of Security
          -----------                  -----------------
         $30,590,000       DaimlerChrysler Corporation, formerly known as
                           Chrysler Corporation, 7.45% Debentures due
                           February 1, 2097
                           *CUSIP:  171196AS7

         $29,504,000       DaimlerChrysler Corporation, formerly known as
                           Chrysler Corporation, 7.40% Debentures due August
                           1, 2097
                           *CUSIP:  171196AT5

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.